UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2017

Ares Commercial Real Estate Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2017, Ares Commercial Real Estate Corporation (the “Company”) announced that James A. Henderson was appointed as a Class I Director and Chief Executive Officer of the Company, effective October 31, 2017. The initial term of Mr. Henderson as a Class I Director will expire at the 2019 annual meeting of stockholders of the Company. Mr. Henderson will also continue to serve as President and Chief Investment Officer of the Company.
Since joining Ares Management in April 2017, Mr. Henderson, 48, has served as a Partner in the Ares Real Estate Group and Co-Head of Real Estate Debt. Prior to joining Ares Management, Mr. Henderson held a variety of leadership roles at Barings Real Estate Advisers, a global investment manager, and its predecessor companies Cornerstone Real Estate Advisers and Babson Capital Management. The last position he held was Head of Structured Real Estate Investments at Barings where he oversaw a leading high yield real estate debt investment platform with teams in the United States and Europe. Mr. Henderson also led the development, launch and/or investment of various high yield debt investment vehicles. Mr. Henderson was Chairman of Barings’ Structured Real Estate Investment Committees in the United States and Europe, a member of Barings’ Direct Equity and Real Estate Securities Investment Committees, had a leading role in Barings’ real estate private equity activities, and had direct oversight of a 100-person specialty finance company focused on multifamily lending. Prior to joining Barings and its predecessor companies Cornerstone and Babson in 2005, he was a partner at a private equity real estate firm that owned and operated over 25,000 apartments, which was focused on the acquisition and repositioning of distressed multifamily assets. Prior to this, he was Vice President of Development for Oldcastle/CRH where he focused on the acquisition, repositioning and operation of mid-market operating companies. He served six years as an officer in the United States Navy, where he held a variety of roles including engineering, operations, and navigator of an Aegis Cruiser. Mr. Henderson earned a B.S. degree with Merit from the United States Naval Academy and an M.B.A. from Duke University Fuqua School of Business.

In connection with Mr. Henderson’s appointment, effective October 31, 2017, Robert L. Rosen stepped down from his position as Interim Co-Chief Executive Officer of the Company. Mr. Rosen remains Chairman of the Board of the Company.

In addition, effective October 31, 2017, John B. Jardine resigned from his positions as Co-Chief Executive Officer of the Company and a Class I Director of the Company. Mr. Jardine will now serve as Vice Chairman and Head of National Accounts for Real Estate Debt in the Ares Real Estate Group.

Item 7.01 Regulation FD Disclosure.

On November 1, 2017, the Company issued a press release announcing Mr. Henderson’s appointment. The text of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
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Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit Number	Exhibit Description
99.1	Press release dated November 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       November 1, 2017

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Vice President and Secretary

Exhibit Number	Exhibit Description
99.1	Press release dated November 1, 2017